UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2026

BLINK CHARGING CO.
(Exact name of registrant as specified in its charter)

Nevada	001-38392	03-0608147
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17301 Melford Blvd. Bowie, Maryland	20715
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 521-0200

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	BLNK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

Blink Charging Co.

April 7, 2026

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2026, Glen Moller was elected to our Board of Directors effective on that date. Mr. Moller is a seasoned executive and founder of several companies with leadership experience across numerous public and private businesses. He has successfully led multiple company turnarounds and has deep expertise and a track record of success scaling high-growth organizations in rapidly evolving sectors, making him highly qualified to serve on our Board.

Mr. Moller, age 54, is currently serving as the Chief Executive Officer and a member of the Board of Directors of Upward Health Inc., a rapidly scaling multidisciplinary, in-home care organization focused on delivering whole-person support to vulnerable and high-need populations. Since founding Upward Health in November 2018, he has led the company through signiﬁcant growth and funding. In 2025, Mr. Moller was named an E&Y Entrepreneur of the Year winner (NY Region).

Prior to Upward Health, Mr. Moller held leadership roles of increasing responsibility across the healthcare industry. From April 2018 to October 2018, he served as an operating partner of Frazier Healthcare Partners, a private equity and venture capital firm, and from November 2011 to April 2017, he served as the Chief Executive Officer and a director of ArroHealth, Inc., a risk adjustment and population health analytics ﬁrm that achieved rapid expansion and was ultimately acquired by Datavant, Inc. under his leadership.

Earlier, he was Medicare Chief Executive Officer at Centene Corporation, overseeing national operations for this Fortune 50 company, from 2010 to 2011, and President of Fidelis Senior Care, a private equity-backed Medicare health plan, from 2008 to 2010. Mr. Moller also served as Chief Operating Officer of Express Scripts Insurance Company from 2006 to 2008. He began his career at Oxford Health Plans.

Mr. Moller earned a Bachelor of Arts degree in Economics and English from Boston College and an M.B.A. from Harvard Business School. He currently serves on several corporate boards including SupplyHouse Inc., a KKR-backed e-commerce distributor of HVA, plumbing and electrical products, and is deeply involved in philanthropy, including serving as Chairman of The Shoulder to Shoulder Foundation, which supports needy families. Mr. Moller previously served as a director of DarioHealth Corp. (Nasdaq: DRIO).

Mr. Moller has not participated in any transactions with our company nor are there currently any proposed transactions requiring disclosure pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. There is also no arrangement or understanding between Mr. Moller and our company pursuant to which he was elected to our Board of Directors. In addition, there is no family relationship between Mr. Moller and any of our executive officers or other directors.

Our Board of Directors has determined that Mr. Moller is “independent,” as independence is defined in the listing rules for the Nasdaq Stock Market.

With the addition of Mr. Moller, our Board of Directors will consist of five members.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLINK CHARGING CO.

Date: April 9, 2026	By:	/s/ Michael C. Battaglia
	Name:	Michael C. Battaglia
	Title:	President and Chief Executive Officer